UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 20, 2015

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2015, Spectrum Brands, Inc. (the “Company”), a wholly owned subsidiary of SB/RH Holdings, LLC (“SB/RH Holdings”) which is a wholly owned subsidiary of Spectrum Brands Holdings, Inc. (“SBH” and, together with its consolidated subsidiaries, “Spectrum Brands,” “we,” “us” or “our”) completed its offering (the “Notes Offering”) of an aggregate principal amount of $1,000 million of its 5.750% Senior Notes due 2025 (the “Notes”) and entered into the indenture governing the Notes (the “Indenture”), among the Company, the guarantors named therein and US Bank National Association, as Trustee.

The Notes offered in the offering will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Certain terms and conditions of the Notes are as follows:

Maturity. The Notes mature on July 15, 2025.

Interest. The Notes accrue interest at a rate of 5.750% per year. Interest on the Notes is paid semi-annually on each July 15 and January 15, commencing on January 15, 2016.

Issue Price. The issue price of the Notes is 100.00% of par.

Ranking. The Notes and the guarantees are senior unsecured obligations of the Company and the guarantors and rank equally in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness and rank senior in right of payment to all of the Company’s and the guarantors’ future indebtedness that expressly provides for its subordination to the Notes and the guarantees. However, the Notes are effectively subordinated to any of the Company’s secured indebtedness, including all indebtedness under the Company’s ABL Facility and Term Loan Facility, to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Guarantees. The Notes are unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings, the Company’s direct parent, and all of the Company’s domestic subsidiaries.

Special Mandatory Redemption. If (i) the acquisition of all of the equity interests of Armored AutoGroup Parent Inc. (“AAG”) pursuant to the Agreement and Plan of Merger by and among AAG, SBH, Ignite Merger Sub, Inc. and, solely in its capacity as representative, Avista Capital Partners II GP, LLC, dated as of April 28, 2015 and as amended from time to time (the “AAG Merger Agreement”) has not been completed on or prior to the June 30, 2015 (as extended as permitted under the AAG Merger Agreement (the “Termination Date”)), or (ii) prior to the Termination Date, the Company certifies to the Trustee in an officer’s certificate that the AAG Merger Agreement has been terminated, then, in either case, the Company will redeem the Notes (a “Special Mandatory Redemption”), in whole, at a redemption price of 100% of the issue price of the Notes plus accrued and unpaid interest from May 20, 2015, but excluding the redemption date, unless the redemption date occurs on or after the regular record date for the payment of interest and on or before the related interest payment date, in which case the accrued and unpaid interest will be paid to the holders of the Notes at the close of business on such regular record date, and the redemption price will not include any accrued and unpaid interest.

Optional Redemption. On or after July 15, 2020, the Company may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. In addition, prior to July 15, 2020, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium. Before July 15, 2018, the Company may redeem up to 35% of the Notes, including additional notes, with an amount of cash equal to the net proceeds of equity offerings at a price equal to 105.750% of the principal amount plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding after the redemption.

Change of Control. If a change of control occurs, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Indenture governing the Notes contains covenants limiting, among other things, the ability of the Company and its direct and indirect restricted subsidiaries to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; purchase or redeem capital stock; make investments or certain other restricted payments; sell assets; issue or sell stock of restricted subsidiaries; enter into transactions with affiliates; or effect a consolidation or merger. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by the Company to accept and pay for Notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with the merger covenant in the Indenture; failure to comply with certain agreements in the Indenture following notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; a default under any mortgage, indenture or instrument caused by a failure to pay any indebtedness at final maturity after the expiration of any applicable grace period or that results in the acceleration of any indebtedness prior to its express maturity, if the amount of such indebtedness aggregates

$75 million or more; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $75 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

Registration Rights Agreement. The holders of the Notes in addition have certain registration rights pursuant to a registration rights agreement dated as of May 20, 2015 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer to exchange the Notes for registered Notes or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the Notes. If the Company fails to satisfy these obligations, it will pay additional interest to the holders of the Notes under certain circumstances.

This summary does not purport to be complete and is qualified in its entirety by reference to the form of the Notes, the Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 10.1 hereto and are incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On May 20, 2015, SBH completed its previously announced registered offering of its common stock (the “SBH Equity Offering”) pursuant to that certain underwriting agreement with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Jefferies LLC, as representatives of the underwriters named therein (the “Underwriting Agreement”). Pursuant to the terms of the Underwriting Agreement, the underwriters purchased an aggregate of 6,216,216, including shares subject to the underwriters’ option to purchase a maximum of 810,811 additional shares, which the underwriters exercised in full.

As part of the SBH Equity Offering, HRG Group, Inc. (“HRG”) purchased 49% of the shares of common stock offered, including the shares subject to the underwriters’ option to purchase additional shares, through one of its wholly owned subsidiaries.

This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement attached as Exhibit 1.1 to SBH’s Current Report on Form 8-K filed on May 13, 2015, which is incorporated herein by reference.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K and other oral and written statements by representatives of the Company regarding matters such as the Company’s expectations regarding the terms of the Notes, the completion of the AAG Acquisition and the achievement of the expected benefits of any such transactions, expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “future,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to integrate and realize synergies from our recent acquisitions and any possible future acquisitions, including the AAG Acquisition, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global capital markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands’ ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.

Spectrum Brand also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Indenture governing the Notes, dated as of May 20, 2015, among Spectrum Brands, Inc., the guarantors party thereto and US Bank National Association, as trustee.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP.

10.1	Registration Rights Agreement, dated as of May 20, 2015, by and among Spectrum Brands, Inc., the guarantors party thereto and the investors listed on the signature pages thereto, with respect to the Notes.

23.1*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison, LLP (included in Exhibit 5.1).

*	This exhibit relates to the registration statement on Form S-3 (File No. 333-203919) (the “Registration Statement”) and is hereby incorporated by reference into the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated: May 20, 2015